Exhibit 10.100

DEBENTURE AND WARRANT PURCHASE AGREEMENT

THIS DEBENTURE AND WARRANT PURCHASE AGREEMENT (the “Agreement”) is made as of September 16, 2003, by and among Incara Pharmaceuticals Corporation, a Delaware corporation (the “Parent”), Incara, Inc. (f/k/a Incara Cell Technologies, Inc.), a Delaware corporation and wholly-owned subsidiary of the Parent (the “Company”), and Goodnow Capital, L.L.C., a Delaware limited liability company (the “Investor”).

Recitals

A. The Parent and affiliates of the Investor have entered into a non-binding letter of intent, dated July 18, 2003 (the “LOI”), that provides for, among other things, the financing of up to an aggregate amount of $8,000,000 by the Investor in the Company.

B. As contemplated by the LOI, the Investor has advanced, as of the date hereof, $1,500,000 to the Company pursuant to the terms and conditions of a Convertible Secured Promissory Note, dated July 28, 2003 (the “Bridge Note”), issued by the Company to the Investor.

C. The obligations of the Company under the Bridge Note are (i) secured by a first priority, perfected security interest in and lien upon the assets of the Company pursuant to the terms of a Security Agreement, dated as of July 28, 2003 (the “Company Security Agreement”), by and between the Company and the Investor, (ii) guaranteed by the Parent pursuant to the terms of a Guaranty, dated as of July 28, 2003 and as amended by Section 2A of this Agreement (as amended, the “Parent Guaranty”), made by the Parent in favor of the Investor, and the Parent’s obligations under the Parent Guaranty are secured by a first priority, perfected security interest in and lien upon the assets of the Parent pursuant to the terms of a Security Agreement, dated as of July 28, 2003 (the “Parent Security Agreement”), by and between the Parent and the Investor, and (iii) guaranteed by Aeolus Pharmaceuticals, Inc., a Delaware Corporation and a subsidiary of the Parent (“Aeolus”), pursuant to the terms of a Guaranty, dated as of July 28, 2003 (the “Aeolus Guaranty”), made by Aeolus in favor of the Investor, and Aeolus’ obligations under the Aeolus Guaranty are secured by a first priority, perfected security interest in and lien upon the assets of Aeolus pursuant to the terms of a Security Agreement, dated as of July 28, 2003 (the “Aeolus Security Agreement” and together with the Bridge Note, the Company Security Agreement, the Parent Guaranty, the Parent Security Agreement and the Aeolus Guaranty, the “Bridge Documents”), by and between Aeolus and the Investor.

D. Pursuant to the LOI, the Investor has the right to advance up to an additional $5,000,000 (the “New Financing Amount”) to the Company, and it is contemplated that such right will be evidenced through the Investor’s purchase of a Secured Convertible Debenture, in the form attached hereto as Exhibit A (the “Debenture” and together with the

Bridge Note, the “Debentures”), upon satisfaction of the conditions precedent set forth herein, which Debenture is convertible into common stock of the Company.

E. In order to evidence the Investor’s right to advance up to the New Financing Amount in the Company prior to the issuance of the Debenture, and in consideration of making such financing available to the Company, which availability and financing indirectly benefits the Parent, each of the Parent and the Company shall issue a warrant, in the form attached hereto as Exhibits B and C respectively (respectively, the “Parent Warrant” and the “Company Warrant” and collectively, the “Warrants”), to purchase its shares of common stock (it being acknowledged and agreed that the New Financing Amount shall be reduced to the extent any exercise price is paid by the Investor upon exercise of the Warrants prior to the issuance of the Debenture).

F. The obligations of the Company under the Debenture shall be (i) secured by the first priority, perfected security interest in and lien upon the assets of the Company granted pursuant to the terms of the Company Security Agreement, as amended and restated and in the form attached hereto as Exhibit D (the “Amended Company Security Agreement”), (ii) guaranteed by the Parent pursuant to the terms of the Parent Guaranty, as amended and restated and in the form attached hereto as Exhibit E (the “Amended and Restated Parent Guaranty”), made by the Parent in favor of the Investor, and the Parent’s obligations under the Amended and Restated Parent Guaranty shall be secured by the first priority, perfected security interest in and lien upon the assets of the Parent granted pursuant to the terms of the Parent Security Agreement, as amended and restated in the form attached hereto as Exhibit F (the “Amended Parent Security Agreement”), and (iii) guaranteed by Aeolus pursuant to the terms of the Aeolus Guaranty, as amended and restated and in the form attached hereto as Exhibit G (the “Amended and Restated Aeolus Guaranty”), made by Aeolus in favor of the Investor, and Aeolus’ obligations under the Amended and Restated Aeolus Guaranty shall be secured by the first priority, perfected security interest in and lien upon the assets of Aeolus granted pursuant to the terms of the Aeolus Security Agreement, as amended and restated in the form attached hereto as Exhibit H (the “Amended Aeolus Security Agreement” and together with the Debentures, the Warrants, the Amended Company Security Agreement, the Amended and Restated Parent Guaranty, the Amended Parent Security Agreement, the Amended and Restated Aeolus Guaranty and the Registration Rights Agreement, the “Other Transaction Documents”).

NOW, THEREFORE, IN CONSIDERATION of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Advance” shall have the meaning ascribed thereto in the Debenture.

“Affiliate” means, with respect to any Person, any other Person which, directly or indirectly, Controls, is controlled by, or is under common Control with, such Person.

“As-Converted Basis” means, with respect to a determination of the amount of shares of Parent Common Stock, before consummation of the Merger, and Company Common Stock, after consummation of the Merger, the amount of shares outstanding as of the time of such determination on an as-converted, fully-diluted basis, which, for purposes of clarity, shall be computed without giving effect to any of the restrictions or limitations on exercise or conversion contained in the Warrants, the Debentures or any other instrument exercisable or convertible by the Investor or holder thereof.

“Bridge Securities” means the shares of Company Common Stock issuable upon conversion of or otherwise pursuant to the Bridge Note.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Common Stock” means the Common Stock, par value $.001 per share, of the Company.

“Company’s Knowledge” means the actual knowledge of the officers of the Company, after due inquiry.

“Company Material Adverse Effect” means a material adverse effect on the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company and its subsidiaries taken as a whole.

“Company Securities” means the Company Warrant, the Company Warrant Shares, the Debenture and the Debenture Shares.

“Company Warrant Shares” means the shares of Company Common Stock issuable upon exercise of the Company Warrant.

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Debenture Shares” means the shares of Company Common Stock issuable upon conversion of or otherwise pursuant to the Debenture.

“Elan Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated December 21, 2000, by and among Parent, Elan International Services, Ltd., and Elan Pharma International Limited.

“Intellectual Property” means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; (v) trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information); and (vi) computer software (including but not limited to data, data bases and documentation).

“Merger” means the proposed merger of the Parent with and into the Company.

“Parent Common Stock” means the Common Stock, par value $.001 per share, of the Parent.

“Parent Guaranty Shares” means the shares of Parent Common Stock issuable in accordance with Section 1A of the Parent Guaranty.

“Parent’s Knowledge” means the actual knowledge of the officers of the Parent, after due inquiry.

“Parent Material Adverse Effect” means a material adverse effect on the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Parent and its subsidiaries taken as a whole.

“Parent Securities” means the Parent Warrant, the Parent Warrant Shares and the Parent Guaranty Shares.

“Parent Warrant Shares” means the shares of Parent Common Stock issuable upon exercise of the Parent Warrant.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Registration Rights Agreement” means the Registration Rights Agreement, in the form attached hereto as Exhibit M, by and among the Parent, the Company and the Investor.

“Regulation D” means the provisions of Regulation D, as promulgated by the SEC under the 1933 Act.

“Schedule of Exceptions” means the Schedule of Exceptions dated as of July 28, 2003, delivered by the Parent and the Company to the Investor in connection with the Bridge Documents, as updated in connection with this Agreement and delivered on the date hereof, and as may be further updated, but only with the Investor’s consent, and delivered on the Closing Date.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities” means the Company Securities and the Parent Securities.

“Transaction Documents” means this Agreement and the Other Transaction Documents.

“Warrant Shares” means the Parent Warrant Shares and Company Warrant Shares.

“1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

2. Issuance of the Warrants.

(a) Simultaneously with the execution and delivery of this Agreement:

(i) the Parent shall issue and deliver to the Investor the Parent Warrant, duly executed on behalf of the Parent;

(ii) the Company shall issue and deliver to the Investor the Company Warrant, duly executed on behalf of the Company;

(iii) the Company and the Parent shall issue and deliver to the Investor the Registration Rights Agreement, duly executed on behalf of the Company and the Parent;

(iv) the Parent and/or the Company shall have executed and delivered the Voting Agreement described in Section 8.11 to the Investor;

(v) the Parent and the Company shall cause to be issued to the Investor an opinion from Wyrick Robbins Yates & Ponton LLP, the Company’s counsel, in substantially the form of Exhibit I attached hereto;

(vi) a certificate, executed on behalf of the Parent by its secretary, of even date herewith, certifying the resolutions adopted by the board of directors of the Parent approving the transactions contemplated by the Transaction Documents to which the Parent is a party, and the issuance of the Parent Warrant, certifying the current versions of the certificate of incorporation and bylaws of the Parent and certifying as to the signatures and authority of persons signing the Transaction Documents on behalf of the Parent;

(vii) a certificate, executed on behalf of the Company by its secretary, of even date herewith, certifying the resolutions adopted by the board of directors of the Company approving the transactions contemplated by the Transaction Documents to which the Company is a party, and the issuance of the Company Warrant, certifying the current versions of the certificate of incorporation and bylaws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents on behalf of the Company; and

(viii) each of the Company and the Parent shall deliver the disclosure schedules, the Schedule of Exceptions and all exhibits to this Agreement.

(b) The parties acknowledges that the aggregate amount of advances to be made by the Investor pursuant to the Debenture (assuming the issuance of the Debenture upon satisfaction of the conditions precedent contained herein) shall be reduced, on a dollar for dollar basis, to the extent of any exercise price paid by the Investor upon exercise of the Warrants prior to the issuance of the Debenture.

(c) The parties acknowledge that the maximum number of (i) Parent Warrant Shares shall be reduced, share for share, by the number of (A) shares of Company Common Stock that are actually issued upon exercise of the Company Warrant and (B) shares of Company Common Stock that are actually issued upon conversion of the Debenture, (ii) Company Warrant Shares shall be reduced, share for share, by the number of (Y) shares of Parent Common Stock that are actually issued upon exercise of the Parent Warrant and (Z) shares of Company Common Stock that are actually issued upon conversion of the Debenture and (iii) Debenture Shares shall be reduced, share for share, by the number of Warrant Shares that are actually issued upon exercise of the Warrants following the issuance of the Debenture.

2A. Amendment of the Parent Guaranty. The Parent Guaranty is hereby amended to include the following new Sections 1A and 1B:

“1A. Conversion; Restrictions on Conversion; Conversion Price Adjustments.

(a) The Guarantor understands, agrees and confirms that the Beneficiary, in lieu of accepting any cash payment of the Note, whether by the Guarantor, the Borrower, Aeolus Pharmaceuticals, Inc. or any third party, shall have the right, in its sole discretion, to convert the amount of any such cash payment into a number (rounded down in the case of any fractional shares) of fully paid and non-assessable shares of Common Stock, par value $.001 per share, of the Guarantor (“Guarantor Common Stock”) equal to the amount of such cash payment divided by $.10 per share (the “Conversion Price”). The Conversion Price shall be appropriately adjusted for stock splits, reverse stock splits, reclassifications, recapitalizations, or other similar occurrences affecting the number of shares of Guarantor Common Stock outstanding and certain issuances or deemed issuances of Guarantor Common Stock below the Conversion Price in accordance with Section 1A(c) below.

(b) Notwithstanding anything herein to the contrary, in no event shall the Beneficiary be entitled to effect the conversion of any cash payment made under the Note in excess of that portion upon conversion of which the sum of (1) the number of shares of Guarantor Common Stock beneficially owned by the Beneficiary and its Affiliates (other than shares of Guarantor Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of this Guaranty or the unexercised or unconverted portion of any other security of the Beneficiary and its Affiliates subject to a limitation on exercise or conversion analogous to the limitations contained herein) and (2) the number of shares of Guarantor Common Stock issuable upon the conversion of the portion of the cash payment made under the Note with respect to which the determination of this Section 1A(b) is being made, would result in beneficial ownership by the Beneficiary and its Affiliates of more than 74.99% of the then outstanding shares of Guarantor Common Stock. For purposes of the immediately preceding sentence, “beneficial ownership” shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder, except as otherwise provided in clause (1) of such sentence. As used herein, the term “Affiliate” means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act of 1933, as amended.

(c) Except as provided in Section 1A(d) below, if and whenever the Guarantor shall issue or sell, or is, in accordance with any of Sections 1A(c)(i) through (vi) hereof, deemed to have issued or sold, any shares of Guarantor Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then and in each such case (a “Trigger Issuance”) the then-existing Conversion Price shall be reduced, as of the close of business on the effective date of the Trigger Issuance, to a Conversion Price determined as follows:

Adjusted Conversion Price =	(A x B) + D
A+C

where

A = the number of shares of Guarantor Common Stock outstanding (including any Additional Shares of Guarantor Common Stock (as defined below) immediately preceding such Trigger Issuance);

B = the Conversion Price in effect immediately preceding such Trigger Issuance;

C = the number of Additional Shares of Guarantor Common Stock (as adjusted for stock splits, stock combinations, recapitalizations, and dividends and the like) outstanding or deemed outstanding hereunder as a result of such Trigger Issuance; and

D = the aggregate consideration, if any, received or deemed to be received by the Guarantor upon such Trigger Issuance.

For purposes of this Section 1A(c), “Additional Shares of Guarantor Common Stock” shall mean all shares of Guarantor Common Stock issued by Guarantor or deemed to be issued pursuant to the provisions of this Section 1A(c), except for those issuances covered by Section 1A(d) below.

For purposes of this Section1A(c), the following Sections 1A(c)(i) to 1A(c)(vi) shall also be applicable (subject, in each such case, to the provisions of Section 1A(d) below):

(i) Issuance of Rights or Options. In case at any time the Guarantor shall in any manner grant any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Guarantor Common Stock or any stock or security convertible into or exchangeable for Guarantor Common Stock (such warrants, rights or options being called “Options” and such convertible or exchangeable stock or securities being called “Convertible Securities”), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Guarantor Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (A) the sum (which sum shall constitute the applicable consideration) of (x) the total amount, if any, received or receivable by the Guarantor as consideration for the granting of such Options, plus (y) the aggregate amount of additional consideration payable to the Guarantor upon the exercise of all such Options, plus (z) in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (B) the total maximum number of shares of Guarantor Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total number of shares of

Guarantor Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Conversion Price. Except as otherwise provided in Section 1A(c)(iii), no adjustment of the Conversion Price shall be made upon the actual issue of such Guarantor Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Guarantor Common Stock upon conversion or exchange of such Convertible Securities.

(ii) Issuance of Convertible Securities. In case the Guarantor shall in any manner issue or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Guarantor Common Stock is issuable upon such conversion or exchange (determined by dividing (A) the sum (which sum shall constitute the applicable consideration) of (x) the total amount received or receivable by the Guarantor as consideration for the issue or sale of such Convertible Securities, plus (y) the aggregate amount of additional consideration, if any, payable to the Guarantor upon the conversion or exchange thereof, by (B) the total number of shares of Guarantor Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Guarantor Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Conversion Price, provided that except as otherwise provided in Section 1A(c)(iii), no adjustment of the Conversion Price shall be made upon the actual issuance of such Guarantor Common Stock upon conversion or exchange of such Convertible Securities and no further adjustment of the Conversion Price shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been made pursuant to the other provisions of Section 1A(c).

(iii) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if (A) the purchase price provided for in any Option referred to in Section 1A(c)(i) hereof, (B) the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Sections 1A(c)(i) or 1A(c)(ii), or (C) the rate at which Convertible Securities referred to in Sections 1A(c)(i) or 1A(c)(ii) are convertible into or exchangeable for Guarantor Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.

(iv) Consideration for Stock. In case any shares of Guarantor Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Guarantor therefor, after deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Guarantor in connection therewith. In case any shares of Guarantor Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash or for a consideration including cash and such other consideration, the amount of the consideration other than cash received by the Guarantor shall be deemed to be the fair value of such consideration as determined in good faith by the board of directors of the Guarantor, after deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Guarantor in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Guarantor, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the board of directors of the Guarantor.

(v) Record Date. In case the Guarantor shall take a record of the holders of its Guarantor Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Guarantor Common Stock, Options or Convertible Securities or (B) to subscribe for or purchase Guarantor Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Guarantor Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be. If the Guarantor shall have taken a record of the holders of its Guarantor Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

(vi) Treasury Shares. The number of shares of Guarantor Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Guarantor or any of its wholly-owned subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof) shall be considered an issue or sale of Guarantor Common Stock for the purpose of this Section 1A(c).

(d) Anything herein to the contrary notwithstanding, the Guarantor shall not be required to make any adjustment to the Conversion Price in the case of the issuance of (i) capital stock, Options or Convertible Securities issued to directors, officers, employees or consultants of the Guarantor in connection with their service as directors of the Guarantor, their employment by the Guarantor or their retention as consultants by the Guarantor pursuant to any employee benefit plans or programs approved by the board of directors of the Guarantor or any committee thereof, (ii) shares of Guarantor Common Stock upon the conversion or exercise of Options or Convertible Securities outstanding as of September 16, 2003, and (iii) shares of Guarantor Common Stock issued or issuable by reason of a dividend, stock split or other distribution payable pro rata to all holders of Guarantor Common Stock (but only to the extent that such a dividend, split or distribution results in an adjustment in the Conversion Price pursuant to the other provisions of this Guaranty).

(e) With each adjustment to the Conversion Price pursuant to Section 1A(c), the Guarantor shall deliver to the Beneficiary a certificate signed by its chief financial or executive officer setting forth, in reasonable detail, the event requiring the adjustment to the Conversion Price, the method by which such adjustment was calculated, and the Conversion Price after giving effect to such adjustment, which shall be mailed by first class mail, postage prepaid to the Beneficiary.

1B. WAIVER OF STATUTORY PROVISION. GUARANTOR EXPRESSLY, KNOWINGLY AND VOLUNTARILY WAIVES ALL BENEFITS OF NORTH CAROLINA GENERAL STATUTES SECTIONS 26-7 THROUGH AND INCLUDING 26-9.”

3. Purchase and Sale of Debenture; Closing; Closing Deliveries; Use of Proceeds.

3.1. Purchase and Sale of Debenture. Subject to the terms and conditions of this Agreement, the Investor hereby agrees to purchase, and the Company hereby agrees to sell and issue to the Investor, the Debenture.

3.2. Closing. The closing of the purchase and sale of the Debenture (the “Closing”) shall take place at the offices of Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey 07068, or by transmission by facsimile and overnight courier, on such date as the parties shall mutually agree, but not prior to the date that the conditions set forth in Article VII hereof have been satisfied or waived by the appropriate party (the “Closing Date”).

3.3. Closing Deliveries. (a) On the Closing Date, the Company or the Parent, as the case may be, shall deliver or cause to be delivered to the Investor each of the following:

(i) the Debenture, registered in the name of the Investor or such name that the Investor may designate, fully executed on behalf of the Company;

(ii) copies of any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Debenture, all of which shall be in full force as of the Closing Date;

(iii) the Other Transaction Documents (except for those which have been delivered on the date hereof as required by this Agreement), duly executed on behalf of the parties (other than the Investor) named therein;

(iv) a certificate, executed on behalf of the Company by its secretary, dated as of the Closing Date, certifying the resolutions adopted by the board of directors of the Company approving the transactions contemplated by the Transaction Documents and the issuance of the Debenture, certifying the current versions of the certificate of incorporation and bylaws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents on behalf of the Company; and

(v) an opinion from Wyrick Robbins Yates & Ponton LLP, the Company’s counsel, dated as of the Closing Date, in substantially the form of Exhibit J attached hereto.

(b) On the Closing Date, the Investor shall deliver to the Company the following:

(i) The Other Transaction Documents (except for those which have been delivered on the date hereof as required by this Agreement) to which the Investor is a party, duly executed on behalf of the Investor; and

(ii) Any advances to be made to the Company on the Closing Date pursuant to the Debenture and the budget attached hereto as Exhibit K (the “Budget”) in United States dollars in immediately available funds to an account or accounts designated in writing by the Company.

3.4 Use of Proceeds. Any advances made by the Investor to the Company pursuant to the Debenture or the Bridge Note shall be used in accordance with the terms of the Budget or any development plan (the “Plan”) previously approved in writing by the Investor and the Company.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that:

4. 1. Organization, Good Standing and Qualification. Each of the Company and its subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and own its properties. Each of the Company and its subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or licensing necessary unless the failure to so qualify would not have a Company Material Adverse Effect. The Company’s subsidiaries are reflected on Schedule 4.1 hereto (“Company Subsidiaries”).

4.2. Authorization. The Company has full power and authority and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Transaction Documents to which it is a party, (ii) authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance and delivery of the Company Securities. The Transaction Documents to which the Company is a party constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

4.3. Capitalization.

(a) The authorized capital stock of the Company consists of 350,000,000 shares of Company Common Stock, 10,000 of which are issued and outstanding, and 3,000,000 shares of preferred stock, $.01 par value per share, of which 600,000 shares have been designated as Series B Convertible Preferred Stock of which there are no shares outstanding. The authorized capital stock of each Company Subsidiary and the number of outstanding shares of capital stock of each Company Subsidiary, are set forth on Schedule 4.3 hereto. All issued and outstanding standing shares of capital stock of any Company Subsidiary are collectivity referred to herein as “Subsidiary Stock”.

(b) All of the issued and outstanding shares of Company Common Stock are owned by the Parent, have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable law.

(c) All of the issued and outstanding shares of Subsidiary Stock are owned by the Company, have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable law.

(d) Neither the Company nor any Company Subsidiary has adopted any stock plans and there are no shares of capital stock of the Company or any Company Subsidiary issuable and reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company (other than the Debenture, the Company Warrant and the Bridge Note) or any Company Subsidiary. No Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company or any Company Subsidiary. Except for the Debenture, the Company Warrant and the Bridge Note, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any of the Company Subsidiaries is or may be obligated to issue any equity securities of any kind and except as contemplated by this Agreement, neither the Company nor any of the Company Subsidiaries is currently in negotiations for the issuance of any equity securities of any kind. There are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among any of the securityholders of the Company relating to the securities of the Company held by them. Neither the Company nor any Company Subsidiary has granted any Person the right to require the Company or any Company Subsidiary to register any securities of the Company or any Company Subsidiary under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company or any Company Subsidiary for its own account or for the account of any other Person.

4.4. Valid Issuance. The Company Warrant and the Debenture have been duly and validly authorized. Upon the due exercise or conversion of the Company Warrant or the Debenture, as applicable, the Warrant Shares or the Debenture Shares, as applicable, issuable upon such exercise or conversion will be validly issued, fully paid and non-assessable free and clear of all encumbrances and restrictions, except for restrictions on transfer imposed by applicable securities laws. The Company has reserved a sufficient number of duly authorized shares of Company Common Stock to satisfy the exercise or conversion rights granted to the Investor.

4.5. Consents. Except as set forth in the Schedule of Exceptions, the execution, delivery and performance by the Company of the Transaction Documents to which it is a party and the offer, issuance and sale of the Company Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official or securities association or exchange, other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods.

4.6. Other Agreements. Except as set forth on Schedule 4.6, the Company is not a party to or otherwise bound by any of the following types of written or oral agreements (except for agreements which, in the aggregate, are not material to the business of the Company):

(a) distributor, dealer, manufacturer’s representative or sales agency agreement which is not terminable on less than thirty (30) days’ notice without cost or other liability to the Company;

(b) sales agreement which entitles any customer to a rebate or right of set-off, to return any product to the Company after acceptance thereof or to delay the acceptance thereof, or which varies in any material respect from the Company’s standard form agreements;

(c) agreement with any labor union (and, to the Company’s Knowledge, no organizational effort is being made with respect to any of its employees);

(d) agreement with any supplier containing any provision permitting any party other than the Company to renegotiate the price or other terms, upon the occurrence of a failure by the Company to meet its obligations under the agreement when due or the occurrence of any other event;

(e) agreement for the future purchase of fixed assets or for the future purchase of materials, supplies or equipment in excess of its normal operating requirements;

(f) agreement for the employment of any officer, employee or other Person (whether of a legally binding nature or in the nature of informal understandings) on a full-time or consulting basis which is not terminable on notice without cost or other liability to the Company, except normal severance arrangements and accrued vacation pay;

(g) bonus, pension, profit-sharing, retirement, hospitalization, insurance, stock purchase, stock option or other plan, agreement or understanding pursuant to which benefits are provided to any employee of the Company;

(h) agreement with any Person (other than the Investor) relating to the borrowing of money or to the mortgaging or pledging of, or otherwise placing a lien or security interest on, any asset of the Company;

(i) guaranty of any obligation for borrowed money or otherwise;

(j) voting trust or agreement, stockholders’ agreement, pledge agreement, buy-sell agreement or first refusal or pre-emptive rights agreement relating to any securities of the Company;

(k) agreement, or group of related agreements with the same Person or any group of affiliated Persons, under which the Company has advanced or agreed to advance money or has agreed to lease any property as lessee or lessor;

(l) agreement or obligation (contingent or otherwise) to issue, sell or otherwise distribute or to repurchase or otherwise acquire or retire any share of its capital stock or any of its other equity securities;

(m) assignment, license or other agreement with respect to any form of intangible property;

(n) agreement under which it has granted any Person any registration rights with respect to securities of the Company

(o) agreement under which it has limited or restricted its right to compete with any Person in any respect; or

(p) other agreement, instrument, commitment, plan or arrangement, a copy of which would be required to be filed with the SEC as an exhibit to a registration statement on Form S-1 if the Company were registering securities under the 1933 Act.

The Company, and, to the best of the Company’s Knowledge, each other party thereto, have in all material respects performed all the obligations required to be performed by them to date (or each non-performing party has received a valid, enforceable and irrevocable written waiver with respect to its non-performance) under the agreements referred to in Schedule 4.6, have received no notice of default and are not in default (with due notice or lapse of time or both) under any agreement, instrument, commitment, plan or arrangement to which the Company is a party or by which it or its property may be bound. The Company has no present expectation or intention of not fully performing in all material respects all its obligations under each such agreement, instrument, commitment, plan or arrangement, and the Company has no knowledge of any material breach or anticipated material breach by the other party to any agreement, instrument, commitment, plan or arrangement to which the Company is a party.

4.7. Use of Proceeds. The proceeds of the sale of the Debenture hereunder shall be used by the Company for the purposes set forth in Section 3.4.

4.8. Absence of Changes or Events. Except as reported in the Parent’s Form 10-Q for the quarter ended June 30, 2003, set forth in the Schedule of Exceptions and as set forth in Schedule 4.8, since July 1, 2003, no event or condition has occurred that might have or be reasonably expected to have a Company Material Adverse Effect. Except as set forth in Schedule 4.8, since July 1, 2003, the Company has conducted its business in the ordinary course and in substantially the same manner as previously conducted. Except as set forth in Schedule 4.8, from July 1, 2003 to the date of this Agreement, the Company has not taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth herein or in the Debentures.

4.9. No Conflict, Breach, Violation or Default. Except as set forth in the Schedule of Exceptions, the execution, delivery and performance of the Transaction Documents by the Company to which it is a party and the issuance and sale of the Company Securities will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company’s Certificate of Incorporation or the Company’s Bylaws, both as in effect on the date hereof (copies of which have been provided to the Investor before the date hereof), or (ii)(a) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its properties, or (b) except as set forth on Schedule 4.9, any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties of the Company is subject.

4.10. Tax Matters. The Company has timely prepared and filed all tax returns required to have been filed by the Company with all appropriate governmental agencies and timely paid all taxes owed by it. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company nor, to the Company’s Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company. All taxes and other assessments and levies that the Company is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens or claims pending or threatened against the Company or any of its respective assets or property. There are no outstanding tax sharing agreements or other such arrangements between the Company and any other corporation or entity.

4.11. Title to Properties. Except as contemplated in the Other Transaction Documents and as set forth in Schedule 4.11, the Company and the Company Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and the Company and the Company Subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

4.12. Compliance with Law; Certificates, Authorities and Permits.

(a) The Company and the Company Subsidiaries have complied in all material respects with all laws, rules, regulations and orders applicable to its business, operations, properties, assets, products and services.

(b) The Company and the Company Subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any Company Subsidiary, would individually or in the aggregate have a Company Material Adverse Effect.

4.13. No Labor Disputes. No material labor dispute with the employees of the Company exists or, to the Company’s Knowledge, is imminent.

4.14. No Benefit Plans. Except as set forth in Schedule 4.14, neither the Company nor any of the Company Subsidiaries (A) is a party to or otherwise obligated under any collective bargaining agreement, and (B) maintains, contributes to, or has liabilities or obligations with respect to any material employee benefit plan as defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or other material employee program, including, without limitation, any pension, medical, accident, life, disability, policy or program.

4.15. Intellectual Property.

(a) All Intellectual Property owned or used by the Company and/or the Company Subsidiaries is currently in compliance with all legal requirements (including timely filings, proofs and payments of fees). All Intellectual Property owned or used by the Company and/or the Company Subsidiaries is valid and enforceable. No Intellectual Property of the Company or the Company Subsidiaries which is necessary for the conduct of the Company’s and each of the Company Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has been or is now involved in any cancellation, invalidity challenge, dispute or litigation, and, to the Company’s Knowledge, no such action is threatened. No patent owned or used by the Company and/or the Company Subsidiaries has been or is now involved in any interference, reissue, re-examination or opposition proceeding.

(b) All of the licenses, sublicenses, royalty or other agreements concerning Intellectual Property which are necessary for the conduct of the Company’s and each of the Company Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted to which the Company or any Company Subsidiary is a party or by which any of their assets are bound (other than generally commercially available, non-custom, off-the-shelf software application programs) (collectively, “Company License Agreements”) are valid and binding obligations of the Company or the Company Subsidiaries that are parties thereto and, to the Company’s Knowledge, to the other parties thereto. The Company License Agreements are enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally, and there exists no event or condition which will result in a material violation or breach of, or constitute (with or without due notice or lapse of time or both) a default by the Company or any of the Company Subsidiaries under any such Company License Agreement.

(c) The Company and the Company Subsidiaries own and/or have the valid right to use pursuant to valid and enforceable Company License Agreements the Intellectual Property which is necessary for the conduct of the Company’s and each of the Company Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted in all jurisdictions in which they conduct their businesses. All Intellectual Property of the Company and the Company Subsidiaries that is owned by any of the foregoing are owned free and clear of all liens, encumbrances, adverse claims or obligations to license all such owned Intellectual Property, other than licenses entered into in the ordinary course of the Company’s and the Company Subsidiaries’ businesses.

(d) The Company and each of the Company Subsidiaries have taken all reasonable steps to maintain, police and protect the Intellectual Property which it owns and/or which is necessary for the conduct of the Company’s and each of the Company Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted, including the execution of appropriate confidentiality agreements and intellectual property and work product assignments and releases. The conduct of the Company’s and the Company Subsidiaries’ businesses as currently conducted does not infringe or otherwise impair or conflict with (collectively, “Infringe”) any Intellectual Property rights of any third party, and, to the Company’s Knowledge, the Intellectual Property rights of the Company and the Company Subsidiaries which are necessary for the conduct of Company’s and each of the Company Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted are not being Infringed by any third party. There is no litigation or order pending or outstanding or, to the Company’s Knowledge, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property of the Company and the Company Subsidiaries and the Company’s and the Company Subsidiaries’ use of any Intellectual Property owned by a third party, and, to the Company’s Knowledge, there is no valid basis for the same.

(e) The consummation of the transactions contemplated hereby will not result in the alteration, loss, impairment of or restriction on the Company’s or any of the Company Subsidiaries’ ownership or right to use any of the Intellectual Property which is necessary for the conduct of Company’s and each of the Company Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted.

(f) To the Company’s Knowledge, all software owned by the Company or any of the Company Subsidiaries, and, to the Company’s Knowledge, all software licensed from third parties by the Company or any of the Company Subsidiaries, (i) is free from any material defect, bug, virus, or programming, design or documentation error; and (ii) conforms in all material respects to the specifications and purposes thereof.

(g) The Company and the Company Subsidiaries have taken reasonable steps to protect the Company’s and the Company Subsidiaries’ rights in their confidential information and trade secrets. Each employee, consultant and contractor who has had access to proprietary Intellectual Property which is necessary for the conduct of Company’s and each of the Company Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has executed an agreement to maintain the confidentiality of such Intellectual Property and has executed appropriate agreements that are substantially consistent with the Company’s standard forms thereof. Except under confidentiality obligations, to the Company’s Knowledge, there has been no material disclosure of any of the Company’s or the Company Subsidiaries’ confidential information or trade secrets to any third party.

4.16. Environmental Matters. Neither the Company nor any Company Subsidiary (i) is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, and (iv) is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Company Material Adverse Effect; and the Company is not aware of any pending investigation that might lead to such a claim.

4.17. Litigation. There are no pending actions, suits or proceedings against or affecting the Company, the Company Subsidiaries or any of its or their properties; and to the Company’s Knowledge, no such actions, suits or proceedings are threatened or contemplated.

4.18. Assumptions, Guaranties, Etc. of Indebtedness of Other Persons. The Company has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable on any indebtedness of any other Person (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor, or otherwise to assure the creditor against loss).

4.19. Insurance Coverage. The Company maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.

4.20. Brokers and Finders. The Investor shall have no liability or responsibility for the payment of any commission or finder’s fee to any third party in connection with or resulting from this Agreement, the Other Transaction Documents or the transactions contemplated by this Agreement or the Other Transaction Documents by reason of any agreement of or action taken by the Company.

4.21. No Directed Selling Efforts or General Solicitation; Exemption from Registration. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of the Company Securities. Subject to the accuracy and completeness of the representations and warranties of the Investor contained in Article VI hereof, the offer, sale and issuance by the Company to the Investor of the Company Securities are exempt from the registration requirements of the 1933 Act.

4.22. No Integrated Offering. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Company Securities under the 1933 Act.

4.23. Questionable Payments. Neither the Company nor any of the Company Subsidiaries nor, to the Company’s Knowledge, any of their respective current or former stockholders, directors, officers, employees, agents or other Persons acting on behalf of the Company or any Company Subsidiary, has on behalf of the Company or any Company Subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

4.24. Transactions With Affiliates. Except for officer and director positions held by individuals in both the Parent and the Parent Subsidiaries and transactions between the Parent and the Parent Subsidiaries for value in the ordinary course of business or as contemplated in the Budget and any Plan or set forth on Schedule 4.24, no director, officer, employee or stockholder of the Company, or member of the family of any such Person, or any corporation, partnership, trust or other entity in which any such Person, or any member of the family of any such Person, has a substantial interest or is an officer, director, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, is a party to any transaction with the Company, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payments to any such Person or firm, other than employment-at-will arrangements in the ordinary course of business.

4.25. Books and Records. The stock records of the Company fairly and accurately reflect the record ownership of all of the outstanding shares of the Company’s capital stock. The financial books and records of the Company, including financial records and books of account, are complete and accurate. The minute books of the Company contain complete and accurate records of all meetings of, or actions taken without a meeting by, the stockholders of the Company, and the Board of Directors of the Company or any committee thereof. No meetings of such stockholders or of the Board of Directors of the Company or any committee thereof have been held for which minutes have not been prepared and are not contained in such minute books.

4.26. Disclosures. None of the written materials delivered to the Investor in connection with the transactions contemplated by the Transaction Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which they were made. There is no fact known to the Company that the Company has not disclosed to the Investor which has had or which could be expected to have a Company Material Adverse Effect.

5. Representations and Warranties of the Parent. The Parent hereby represents and warrants to the Investor that:

5.1. Organization, Good Standing and Qualification. Each of the Parent and its subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and own its properties. Each of the Parent and its subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or licensing necessary unless the failure to so qualify would not have a Parent Material Adverse Effect. The Parent’s subsidiaries are reflected on Schedule 5.1 hereto (“Parent Subsidiaries” and together with the Company Subsidiaries, the “Subsidiaries”).

5.2. Authorization. The Parent has full power and authority and has taken all requisite action on the part of the Parent, its officers and directors necessary for the (i) authorization, execution and delivery of the Transaction Documents to which it is a party, (ii) authorization of the performance of all obligations of the Parent hereunder or thereunder, and (iii) authorization, issuance (or reservation for issuance) and delivery of the Parent Securities. The Transaction Documents to which it is a party constitute the legal, valid and binding obligations of the Parent, enforceable against the Parent in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

5.3. Capitalization. Set forth on Schedule 5.3 hereto is (a) the authorized capital stock of the Parent on the date hereof; (b) the number of shares of capital stock issued and outstanding; (c) the number of shares of capital stock issuable pursuant to the Parent’s stock plans; and (d) the number of shares of capital stock issuable and reserved for issuance pursuant to securities (other than the Parent Warrant or the Parent Guaranty) exercisable for, or convertible into or exchangeable for, any shares of capital stock of the Parent. All of the issued and outstanding shares of the Parent’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable law. Except as set forth on Schedule 5.3, no Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Parent. Except as set forth on Schedule 5.3, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Parent or any of the Parent Subsidiaries is or may be obligated to issue any equity securities of any kind and except as contemplated by this Agreement, neither the Parent nor any of the Parent Subsidiaries is currently in negotiations for the issuance of any equity securities of any kind. Except as set forth on Schedule 5.3, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among any of the securityholders of the Parent relating to the securities of the Parent held by them. Except as set forth on Schedule 5.3, the Parent has not granted any Person the right to require the Parent to register any securities of the Parent under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Parent for its own account or for the account of any other Person.

5.4. Valid Issuance. The Parent Warrant and the Parent Guaranty, as amended pursuant to Section 2A hereof, have been duly and validly authorized. Upon the due exercise of the Parent Warrant or conversion by the Investor of any cash payments made under the Bridge Note in accordance with the terms of the Parent Guaranty, as applicable, the Parent Warrant Shares or the Parent Guaranty Shares, as applicable, will be validly issued, fully paid and non-assessable, free and clear of all encumbrances and restrictions, except for restrictions on transfer imposed by applicable securities laws. Except as set forth on Schedule 5.3, the Parent has reserved a sufficient number of shares of Common Stock for issuance upon exercise of the Parent Warrant or conversion of any cash payments made under the Bridge Note by the Parent in accordance with the terms of the Parent Guaranty.

5.5. Consents. The execution, delivery and performance by the Parent of the Transaction Documents to which it is a party and the offer, issuance and sale of the Parent Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official or securities association or exchange, other than those consents set forth on Schedule 5.5 or in the Schedule of Exceptions and filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Parent undertakes to file within the applicable time periods.

5.6. No Conflict, Breach, Violation or Default. Except as set forth in the Schedule of Exceptions, the execution, delivery and performance by the Parent of the Transaction Documents to which it is a party and the issuance and sale of the Parent Securities will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Parent’s Certificate of Incorporation or Bylaws, both as in effect on the date hereof (copies of which have been provided to the Investor before the date hereof), or (ii)(a) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Parent or any of its properties, or (b) except as set forth on Schedule 5.6, any agreement or instrument to which the Parent is a party or by which the Parent is bound or to which any of the properties of the Parent is subject.

5.7. Delivery of SEC Filings; Business. The Parent has made available to the Investor copies of the Parent’s most recent Annual Report on Form 10-K, as amended, for the fiscal year ended September 30, 2002 (the “2002 10-K”), all other reports filed by the Parent pursuant to the 1934 Act since the filing of the 2002 10-K and prior to the date hereof (collectively, the “SEC Filings”). The Parent hereby represents and warrants that the SEC Filings are the only filings required of the Parent pursuant to the 1934 Act for such period. The Parent is engaged only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description of the business of the Parent.

5.8. No Material Adverse Change. Since September 30, 2002, except as identified and described in the SEC Filings or as set forth on Schedule 5.8 hereto, there has not been:

(a) any change in the consolidated assets, liabilities, financial condition or operating results of the Parent from that reflected in the financial statements included in the Parent’s most recent Quarterly Report on Form 10-Q, except changes in the ordinary course of business which have not had, in the aggregate, a Parent Material Adverse Effect;

(b) any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Parent, or any redemption or repurchase of any securities of the Parent;

(c) any material damage, destruction or loss, whether or not covered by insurance to any assets or properties of the Parent;

(d) any waiver by the Parent of a valuable right or of a material debt owed to it;

(e) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Parent, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Parent taken as a whole;

(f) any change or amendment to the Certificate of Incorporation or Bylaws, or material change to any material contract or arrangement by which the Parent or any of its assets or properties is bound or subject;

(g) any material labor difficulties or labor union organizing activities with respect to employees of the Parent;

(h) any transaction entered into by the Parent other than in the ordinary course of business (other than the Bridge Documents);

(i) the loss of the services of any key employee, or material change in the composition or duties of the Parent’s senior management;

(j) the loss or threatened loss of any customer which could be material to the Parent’s business; or

(k) any other event or condition of any character that might have a Parent Material Adverse Effect.

5.9. SEC Filings; Material Contracts.

(a) At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(b) During the preceding two (2) years, except as set forth in Schedule 5.9, each registration statement and any amendment thereto filed by the Parent pursuant to the 1933 Act, as of the date such statement or amendment became effective, complied as to form in all material respects with the 1933 Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each prospectus filed pursuant to Rule 424(b) under the 1933 Act, as of its issue date and as of the closing of any sale of securities pursuant thereto did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

5.10. Tax Matters. The Parent has timely prepared and filed all tax returns required to have been filed by the Parent with all appropriate governmental agencies and timely paid all taxes owed by it. The charges, accruals and reserves on the books of the Parent in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Parent nor, to the Parent’s Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Parent. All taxes and other assessments and levies that the Parent is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens or claims pending or, to the Parent’s Knowledge, threatened against the Parent or any of its respective assets or property. There are no outstanding tax sharing agreements or other such arrangements between the Parent and any other corporation or entity.

5.11. Title to Properties. Except as disclosed in the SEC Filings or Schedule 5.11, the Parent and the Parent Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Filings, the Parent and the Parent Subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

5.12. Certificates, Authorities and Permits. The Parent and the Parent Subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Parent or any Parent Subsidiary, would individually or in the aggregate have a Parent Material Adverse Effect.

5.13. No Labor Disputes. No material labor dispute with the employees of the Parent exists or, to the Parent’s Knowledge, is imminent.

5.14. Benefit Plans.

(a) Schedule 5.14 contains a list and brief description of all “employee pension benefit plans” (as defined in Section 3(2) of ERISA), maintained or contributed to by the Parent for the benefit of any of the Parent or the Parent Subsidiaries’ officers or employees (“Parent Pension Plans”) and all “employee welfare benefit plans” (as defined in Section 3(1) of ERISA), bonus, stock option, stock purchase, deferred compensation plans or arrangements and other employee fringe benefit plans maintained, or contributed to, by Parent or the Parent Subsidiaries for the benefit of any of the officers or employees of the Parent or the Parent Subsidiaries (all the foregoing, including Parent Pension Plans, being herein called “Parent Benefit Plans”).

(b) Each Parent Benefit Plan has been administered in all material respects in accordance with its terms. Parent and all the Parent Benefit Plans are in compliance in all material respects with the applicable provisions of ERISA, the Code, all other applicable laws and all applicable collective bargaining agreements. All material reports, returns and similar documents with respect to the Parent Benefit Plans required to be filed with any governmental entity or distributed to any Parent Benefit Plan participant have been duly and timely filed or distributed. There are no actions or proceedings pending, or, to the Parent’s Knowledge, threatened against or involving any Parent Benefit Plan and, to the Parent’s Knowledge, there are no investigations by any governmental entity or other claims (except routine claims for benefits payable in the normal operation of the Parent Benefit Plans) pending or threatened against or involving any Parent Benefit Plan or asserting any rights to benefits under any Parent Benefit Plan. To the Parent’s Knowledge, there are no unasserted claims of the type that would be required to be disclosed in Schedule 5.14 if pending or threatened that are considered probable of assertion and that if asserted would have at least a reasonable possibility of an adverse determination.

5.15. Intellectual Property.

(a) All Intellectual Property owned or used by the Parent and/or the Parent Subsidiaries is currently in compliance with all legal requirements (including timely filings, proofs and payments of fees). All Intellectual Property owned or used by the Parent and/or the Parent Subsidiaries is valid and enforceable. No Intellectual Property of the Parent or the Parent Subsidiaries which is necessary for the conduct of the Parent’s and each of the Parent Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has been or is now involved in any cancellation, invalidity challenge, dispute or litigation, and, to the Parent’s Knowledge, no such action is threatened. No patent owned or used by the Parent and/or the Parent Subsidiaries has been or is now involved in any interference, reissue, re-examination or opposition proceeding.

(b) All of the licenses, sublicenses, royalty or other agreements concerning Intellectual Property which are necessary for the conduct of the Parent’s and each of the Parent Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted to which the Parent or any Parent Subsidiary is a party or by which any of their assets are bound (other than generally commercially available, non-custom, off-the-shelf software application programs) (collectively, “Parent License Agreements”) are valid and binding obligations of the Parent or the Parent Subsidiaries that are parties thereto and, to the Parent’s Knowledge, to the other parties thereto. The Parent License Agreements are enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally, and there exists no event or condition which will result in a material violation or breach of, or constitute (with or without due notice or lapse of time or both) a default by the Parent or any of the Parent Subsidiaries under any such Parent License Agreement.

(c) The Parent and the Parent Subsidiaries own and/or have the valid right to use pursuant to valid and enforceable Parent License Agreements the Intellectual Property which is necessary for the conduct of the Parent’s and each of the Parent Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted in all jurisdictions in which they conduct their businesses. All Intellectual Property of the Parent and the Parent Subsidiaries that is owned by any of the foregoing are owned free and clear of all liens, encumbrances, adverse claims or obligations to license all such owned Intellectual Property, other than licenses entered into in the ordinary course of the Parent’s and the Parent Subsidiaries’ businesses.

(d) The Parent and each of the Parent Subsidiaries have taken all reasonable steps to maintain, police and protect the Intellectual Property which it owns and/or which is necessary for the conduct of the Parent’s and each of the Parent Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted, including the execution of appropriate confidentiality agreements and intellectual property and work product assignments and releases. The conduct of the Parent’s and the Parent Subsidiaries’ businesses as currently conducted does not Infringe any Intellectual Property rights of any third party, and, to the Parent’s Knowledge, the Intellectual Property rights of the Parent and the Parent Subsidiaries which are necessary for the conduct of Parent’s and each of the Parent Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted are not being Infringed by any third party. There is no litigation or order pending or outstanding or, to the Parent’s Knowledge, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property of the Parent and the Parent Subsidiaries and the Parent’s and the Parent Subsidiaries’ use of any Intellectual Property owned by a third party, and, to the Parent’s Knowledge, there is no valid basis for the same.

(e) The consummation of the transactions contemplated hereby will not result in the alteration, loss, impairment of or restriction on the Parent’s or any of the Parent Subsidiaries’ ownership or right to use any of the Intellectual Property which is necessary for the conduct of Parent’s and each of the Parent Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted.

(f) To the Parent’s Knowledge, all software owned by the Parent or any of the Parent Subsidiaries, and, to the Parent’s Knowledge, all software licensed from third parties by the Parent or any of the Parent Subsidiaries, (i) is free from any material defect, bug, virus, or programming, design or documentation error; and (ii) conforms in all material respects to the specifications and purposes thereof.

(g) The Parent and the Parent Subsidiaries have taken reasonable steps to protect the Parent’s and the Parent Subsidiaries’ rights in their confidential information and trade secrets. Each employee, consultant and contractor who has had access to proprietary Intellectual Property which is necessary for the conduct of Parent’s and each of the Parent Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has executed an agreement to maintain the confidentiality of such Intellectual Property and has executed appropriate agreements that are substantially consistent with the Parent’s standard forms thereof. Except under confidentiality obligations, to the Parent’s Knowledge, there has been no material disclosure of any of the Parent’s or the Parent Subsidiaries’ confidential information or trade secrets to any third party.

5.16. Environmental Matters. Neither the Parent nor any Parent Subsidiary (i) is in violation of any Environmental Laws, (ii) owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, and is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Parent Material Adverse Effect; and the Parent is not aware of any pending investigation that might lead to such a claim.

5.17. Litigation. Except as disclosed in the SEC Filings or on Schedule 5.17 hereto, there are no pending actions, suits or proceedings against or affecting the Parent, the Parent Subsidiaries or any of its or their properties; and to the Parent’s Knowledge, no such actions, suits or proceedings are threatened or contemplated.

5.18. Financial Statements. The financial statements included in each SEC Filing fairly present the consolidated financial position of the Parent as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis. Except as set forth in the financial statements of the Parent included in the SEC Filings filed prior to the date hereof, the Parent has no liabilities, contingent or otherwise, except those which individually or in the aggregate would not have a Parent Material Adverse Effect.

5.19. Insurance Coverage. The Parent maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Parent, and the Parent reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.

5.20. Brokers and Finders. The Investor shall have no liability or responsibility for the payment of any commission or finder’s fee to any third party in connection with or resulting from this Agreement, the Other Transaction Documents or the transactions contemplated by this Agreement or the Other Transaction Documents by reason of any agreement of or action taken by the Parent.

5.21. No Directed Selling Efforts or General Solicitation; Exemption from Registration. Neither the Parent nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Parent Securities. Subject to the accuracy and completeness of the representations and warranties of the respective Investors contained in Article VI hereof, the offer, sale and issuance by the Parent to the Investor of the Parent Securities are exempt from the registration requirements of the 1933 Act.

5.22. No Integrated Offering. Neither the Parent nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Parent on Section 4(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Parent Securities under the 1933 Act.

5.23. Questionable Payments. Neither the Parent nor any of the Parent Subsidiaries nor, to the Parent’s Knowledge, any of their respective current or former stockholders, directors, officers, employees, agents or other Persons acting on behalf of the Parent or any Parent Subsidiary, has on behalf of the Parent or any Parent Subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Parent; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

5.24. Disclosures. Neither the Transaction Documents (including any schedules or exhibits attached hereto or thereto) nor the SEC Filings contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which they were made. There is no fact known to the Parent that the Parent has not disclosed to the Investor which has had or which could be expected to have a Parent Material Adverse Effect.

6. Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Parent and the Company that:

6.1. Organization and Existence. The Investor is a validly existing limited liability company and has all requisite power and authority to invest in the Securities pursuant to this Agreement.

6.2. Authorization. The execution, delivery and performance by the Investor of the Transaction Documents to which it is a party have been duly authorized by the Investor and each of the Transaction Documents to which it is a party constitute the valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

6.3. Purchase Entirely for Own Account. The Securities to be received by the Investor hereunder will be acquired for the Investor’s own account, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act. The Investor is not a registered broker dealer or an entity engaged in the business of being a broker dealer.

6.4. Investment Experience. The Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

6.5. Disclosure of Information. The Investor has had an opportunity to receive documents related to the Parent and the Company and to ask questions of and receive answers from the Parent and the Company regarding the Parent, the Company, their respective businesses and the terms and conditions of the offering of the Securities. Neither such inquiries nor any other due diligence investigation conducted by the Investor shall modify, amend or affect the Investor’s right to rely on the Parent’s and the Company’s representations and warranties contained in this Agreement.

6.6. Restricted Securities. The Investor understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

6.7. Legends. All certificates for the Securities shall bear the following legend:

(a) “The securities represented hereby may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended (the “Act”), (ii) such securities may be sold pursuant to Rule 144(k) of the Act, or (iii) the Company has received an opinion of counsel satisfactory to it that such transfer may lawfully be made without registration under the Act or qualification under applicable state securities laws.”

(b) If required by the authorities of any state in connection with the issuance of sale of the Securities, the legend required by such state authority.

Upon the earlier of (i) registration of any of the Securities for resale pursuant to an effective registration statement or (ii) Rule 144(k) of the 1933 Act becoming available for the resale of such Securities, the Company shall, upon the Investor’s written request, revoke any stop transfer instructions in effect with respect to such Securities and shall promptly cause certificates evidencing such Securities to be replaced with certificates which do not bear such restrictive legends, and Warrant Shares, Debenture Shares or Parent Guaranty Shares, as applicable, subsequently issued in respect of the Warrants, the Debenture or the Parent Guaranty shall not bear such restrictive legends provided the provisions of either clause (i) or clause (ii) above, as applicable, are satisfied with respect to such Warrant Shares, Debenture Shares or Parent Guaranty Shares.

6.8. Accredited Investor. The Investor is an “accredited investor” as defined in Rule 501(a) of Regulation D, as amended.

6.9. No General Solicitation. The Investor did not learn of the investment in the Securities as a result of any public advertising or general solicitation.

6.10. Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement or the Other Transaction Documents, any valid right, interest or claim against or upon the Parent or any Parent Subsidiary (including the Company) for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Investor.

7. Closing Conditions.

7.1. Investor’s Conditions to Closing. The obligation of the Investor to purchase the Debenture at the Closing is subject to the fulfillment to the Investor’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived in writing by the Investor:

(a) (A)(i) If the Merger has not been consummated prior to the Closing Date and the condition in Section 7.1(f) shall have been waived by the Investor, the representations and warranties made by the Company in Article IV and by the Parent in Article V hereof shall be true and correct in all material respects on the Closing Date and (ii) if the Merger has been consummated prior to the Closing Date, the representations and warranties made by the Parent in Article V shall apply to the Company (as successor to the Parent by the Merger) as if made by the Company and shall be true and correct in all material respects on the Closing Date, and (B) each of the Company and the Parent shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date;

(b) Each of the Company and the Parent shall have delivered to the Investor all of the closing deliveries specified in Section 3.3(a) hereof;

(c) No final non-appealable judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the Other Transaction Documents;

(d) Each of the Company and the Parent shall have delivered a certificate, executed on its behalf by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b) and (c) of this Section 7.1;

(e) The Investor shall have received the raw toxicity study data relating to Parent’s catalytic antioxidant compounds, and the analysis and conclusions reached by the Investor regarding such toxicity study data shall be satisfactory to the Investor, in its sole discretion;

(f) The Merger shall have been consummated in accordance with the terms and conditions of the Agreement and Plan of Merger, dated of even date herewith, by and between Parent and Company (the “Agreement and Plan of Merger”);

(g) In satisfaction of the notice requirements under Parent’s certificate of incorporation, the Parent shall have provided the holders of its Series B Preferred Stock and

Series C Preferred Stock with written notice of the Merger in a form acceptable to by the Investor and the Parent;

(h) The Parent’s Series C Preferred Stock, including all accrued dividends, shall have been converted into shares of Company Common Stock at a conversion price of $6.490 per share in connection with the Merger;

(i) The Investor shall have completed all of its business, legal and accounting due diligence with respect to the Company and the Parent (which shall include, without limitation, meetings with ALS advocacy groups regarding the Parent and its catalytic antioxidant compounds) and shall, in its sole judgment, be satisfied with the results thereof;

(j) Elan International Services, Ltd. shall not have exercised its pre-emptive right pursuant to Section 5(a) of the Elan Securities Purchase Agreement to purchase any securities of the Parent (or following the consummation of the Merger, the Company) as a result of the execution and delivery of this Agreement and the Other Transaction Documents and the consummation of the transactions contemplated hereby and thereby (including, without limitation, as a result of the issuance of the Parent Warrant and any shares of Parent Common Stock issuable upon exercise thereof and the amendment to the Parent Guaranty pursuant to Section 2A of this Agreement and the issuance of any shares of Parent Common Stock in accordance with the terms thereof).

(k) Each of the Parent and the Company shall have executed and delivered such other documents as the Investor may reasonably request.

7.2. Company’s Conditions to Closing. The Company’s obligation to sell and issue the Debenture at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived in writing by the Company:

(a) The representations and warranties made by the Investor in Article VI hereof shall be true and correct in all material respects as of the Closing Date;

(b) The Investor shall have delivered to the Company all of the closing deliveries specified in Section 3.3(b) hereof;

(c) No final non-appealable judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the Other Transaction Documents; and

(d) The Investor shall have executed and delivered such other documents as the Company may reasonably request.

8. Covenants and Agreements of the Parent and the Company.

8.1 Reservation of Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Company Common Stock, solely for the purpose of providing for the exercise of the Company Warrant or the conversion of the Debentures, such number of shares of Company Common Stock as shall from time to time equal the number of shares sufficient to permit the full exercise of the Company Warrant or the conversion of the Debentures in accordance with its terms without regard to any exercise or conversion limitations therein. Except as set forth in Schedule 5.3, the Parent shall at all times reserve and keep available out of its authorized but unissued shares of Parent Common Stock, solely for the purpose of providing for the exercise of the Parent Warrant or the conversion by the Investor of any cash payments made under the Bridge Note in accordance with the terms of the Parent Guaranty, such number of shares of Parent Common Stock as shall from time to time equal the number of shares sufficient to permit the exercise of the Warrant or the conversion of the Parent Guaranty in accordance with their respective terms without regard to any exercise limitations therein; provided the Parent shall not be required to increase its authorized capital stock unless the Merger is not consummated by December 24, 2003.

8.2. Access to the Company’s Books and Records. From and after the date hereof, for as long as the Investor beneficially owns more than ten percent (10%) of the outstanding Parent Common Stock (or following the Merger, the Company Common Stock) on an As-Converted Basis, the Investor shall have full and complete access to the Company’s books and records (including the right to make copies thereof and take extracts therefrom) for purposes of ensuring that the proceeds of the Debentures are being used for the specific purposes set forth in the Budget or the Plan or as otherwise approved in advance in writing by the Investor, and for the purpose of confirming compliance with this Agreement.

8.3. Press Releases. Any press release or other publicity concerning the Transaction Documents or the transactions contemplated by the Transaction Documents shall be submitted to the Investor for comment at least two (2) Business Days prior to issuance, unless the release is required to be issued within a shorter period of time by law or pursuant to the rules of a national securities exchange, in which case, as soon as practicable prior to issuance.

8.4. No Conflicting Agreements. Neither the Company nor the Parent will take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the obligations to the Investor under the Transaction Documents or the Bridge Documents.

8.5 Designated Director and/or Representative. So long as the Investor beneficially owns more than twenty percent (20%) of the outstanding Parent Common Stock (or following the Merger, the Company Common Stock) on an As-Converted Basis, the Investor shall, from time to time have the right to (A) designate up to two (2) members of the board of directors of each of the Company and the Parent (but only one member of the board of directors of the Company prior to the Merger) (each an “Investor Director,” and collectively, the “Investor Directors” ), who shall also, if they so request, serve on each and any committee of the board of directors provided such service is permitted under applicable securities laws, and/or (B) have up to two (2) representatives of the Investor (each a “Representative,” and collectively, the

“Representatives”) attend all meetings of such boards of directors and all committees thereof (in person or by telephone as determined by the Representative(s); provided, however, that the number of Representatives then permitted shall be reduced by the number of Investor Director(s) then serving; provided, further, in the event the Investor beneficially owns less than twenty percent (20%) but more than ten percent (10%) of the outstanding Parent Common Stock (or following the Merger, the Company Common Stock) on an As-Converted Basis, the Investor shall only have the right to designate one Investor Director or appoint one Representative. In the event the Investor decides to designate Representative(s), the Investor shall furnish the name and address of the Representative(s) to the Company. The Company and the Parent shall give the Representative(s) written notice of every meeting of its board (and any committee meeting thereof) at the same time and in the same manner as notice is given to the directors of the Company and the Parent, respectively. The Company and the Parent shall bear the reasonable costs of the Investor Director(s) or Representative(s) associated with the attendance or participation in any meetings of the board or committees thereof. The Representative(s) shall be entitled to receive all written materials and other information given to the directors of the Company in connection with such meetings or otherwise at the same time such materials and information are given to the directors. The Representative(s) shall be entitled to consult with and advise the board on significant business issues with respect to the Company, the Parent and their Subsidiaries, including management’s proposed annual operation plans for the Company, the Parent and their Subsidiaries, and management will meet with the Representative(s) regularly (not more than monthly) during each year at mutually agreeable times and intervals for such consultation and advice and to discuss said plans. The Representative(s) shall treat confidentially all information received from the Parent or the Company. From and after the date hereof until the Investor no longer beneficially owns at least ten percent (10%) of the outstanding Parent Common Stock (or following the Merger, the Company Common Stock) on an As-Converted Basis, the Company and the Parent shall cause the number of directors comprising the respective boards of directors of the Company and the Parent to be and to remain at, seven (7) (three (3) for the Company prior to the consummation of the Merger). The Company and the Parent shall use their respective best efforts to ensure that each Investor Director is duly nominated elected to their respective boards. Notwithstanding anything contained herein to the contrary, this Section 8.5 does not place any limitations or restrictions on the Investor’s right to vote any shares of Parent Common Stock or Company Common Stock at any meeting of stockholders (or execute any consent in lieu thereof) in favor of any number of directors or any nominee nor does this Section 8.5 place any limitations or restrictions on the number of individuals that the Investor may nominate to the board of directors of the Parent or the Company.

8.6. No Solicitation or Negotiation; Break-Up Fee.

(a) Each of the Parent and the Company agrees that from and after the date hereof until the latest to occur of (i) the consummation of the Merger in accordance with the terms of the Agreement and Plan of Merger, (ii) full exercise of either of the Warrants (without regard to any exercise limitations therein) or expiration of both of the Warrants, and (iii) full conversion of the Debentures (without regard to any exercise limitations therein), neither the Company, the Parent, nor any of their respective Subsidiaries, Affiliates (other than the Investor), officers, directors (other than the Investor Directors), representatives (other than the Representatives) or agents will: (1) solicit, initiate, consider, encourage or accept any other proposals or offers from any Person (i) relating to any acquisition or purchase of all or any portion of the capital stock of the Company or the Parent or assets of the Company or the Parent, (ii) to enter into any merger, consolidation, reorganization, or other business combination with the Company or the Parent, or (iii) to enter into any other extraordinary business transaction involving or otherwise relating to the Company or the Parent (each of the events described in clauses (i), (ii) and (iii) an “Alternative Transaction”), or (2) participate in any discussions, conversations, negotiations or other communications regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any other Person to seek to do any Alternative Transaction. Each of the Company and the Parent immediately shall cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Persons conducted heretofore with respect to any of the foregoing. Each of the Company and the Parent shall notify the Investor promptly if any such proposal or offer, or any inquiry or other contact with any Person with respect thereto, is made and shall, in any such notice to the Investor, indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or other contact. Each of the Company and the Parent agree not to, without the prior written consent of the Investor, release any Person from, or waive any provision of, any confidentiality or standstill agreement to which it is a party. Consummation of the Merger in accordance with the terms of the Agreement and Plan of Merger shall not constitute an “Alternative Transaction” for purposes of this Section 8.6. Notwithstanding anything contained herein or in any of the Bridge Documents or Other Transaction Documents to the contrary, the Parent (and following the consummation of the Merger, the Company) shall have the right to raise capital (and to solicit, initiate, consider, encourage or accept proposals relating thereto) to fund operations through the issuance of shares of Parent Common stock (and following the consummation of the Merger, Company Common Stock) to one or more Persons, subject to the following limitations: (i) the aggregate proceeds from all such issuances does not exceed $20,000,000, (ii) the consideration per share of Parent Common Stock (and following the consummation of the Merger, Company Common Stock) on an As-Converted Basis in any such issuance is greater than $0.30, and (iii) the aggregate number of shares of Parent Common Stock (and following the consummation of the Merger, Company Common Stock) issued in all such issuances does not exceed twenty-five percent (25%) of the outstanding shares of Parent Common Stock on an As-Converted Basis as of the date hereof, and (iv) the shares of Parent Common Stock or Company Common Stock to be issued to Ruffin Woody upon conversion of his indebtedness existing on the date hereof shall be excluded from the amounts in clause (iii) and otherwise be permitted to be issued by the Parent in accordance with the terms of such indebtedness notwithstanding any of the restrictions contained in this Agreement. The entering into an agreement for or the issuance of any shares of Parent Common Stock (or following the Merger, Company Common Stock) in accordance with the parameters of the preceding sentence shall not constitute an Alternative Transaction.

(b) In the event that, notwithstanding the execution of this Agreement, any of the Company and the Parent or any of their respective Affiliates (1) enters into any agreement with a Person other than the Investor relating to any Alternative Transaction or (2) enters into any Alternative Transaction, then the Company or the Parent shall pay to the Investor, as liquidated damages, in cash, a fee of $500,000 (the “Break-Up Fee”), together with all costs and expenses incurred and expended by the Investor in connection with this Agreement, the Bridge Documents, the Merger, the Other Transaction Documents and the transactions contemplated hereby and thereby. The Parent and the Company acknowledge and agree that the payment of the Break-Up does not impact or affect the Warrants or the Debentures and the Investor’s ability to exercise or convert the Warrants or the Debentures in accordance with their respective terms.

(c) The obligations of the Company and the Parent to pay the Break-Up Fee under this Section 8.6 shall be joint and several. The payment of the Break-Up Fee shall not in any way limit any remedies against the Company and the Parent under this Agreement, and the Investor reserves its rights to pursue its remedies, at law or in equity, against the Company and the Parent or any third party.

8.7 Affirmative Covenants. From and after the date hereof until the earliest to occur of (A) the date the Investor beneficially owns less than twenty percent (20%) of the outstanding Parent Common Stock (or following the Merger, the Company Common Stock) on an As-Converted Basis (other than as a result of any issuances in breach of this Agreement), (B) the completion, to the absolute satisfaction of the Investor, of initial human clinical safety studies, both single dose and dose escalation (if applicable), conducted in a small number of humans and primarily designed to indicate a statistically significant level of safety of AEOL-10150 in the particular indication tested, as well as to obtain a preliminary indication of the unit and/or daily dosage regimen of AEOL-10150, and analysis of the data developed based upon such studies, whereby the results of such analysis are satisfactory to the Investor, in its absolute discretion, to initiate efficacy studies of AEOL-10150 in humans based upon the results of such analysis or (C) the initiation of dosing of the first human patient in an efficacy based study of AEOL 10150 (each of the events specified in clauses (A), (B) and (C) of this Section 8.7 is referred to as a “Covenant Expiration Event”), unless otherwise agreed to in writing by the Investor, each of the Company and the Parent shall (and shall cause each of its Subsidiaries to do each of the following); provided, however, that the provisions of Section 8.7(a) below shall be terminate upon the consummation of the Merger in accordance with the terms of the Agreement and Plan of Merger; and provided, further, however, that the provisions of this Section 8.7 as they relate to the Parent shall terminate upon consummation of the Merger in accordance with the terms of the Agreement and Plan of Merger, and shall thereafter apply to the Company as the surviving corporation in the Merger:

(a) use its best efforts to consummate the Merger on or before December 24, 2003;

(b) use its best efforts to keep in full force and effect its corporate existence (other than the Parent upon consummation of the Merger in accordance with the terms of the Agreement and Plan of Merger) and all material rights, franchises, intellectual property rights and goodwill relating or pertaining to its businesses;

(c) conduct its operations only in the ordinary course of business consistent with past practice;

(d) maintain its books, accounts and records in accordance with past practice or as required by generally accepted accounting principles;

(e) duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its properties (real and personal), sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid could reasonably be expected to by law become a lien on any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if Parent, the Company or such Subsidiary shall have set aside on its books adequate reserves with respect thereto in accordance with generally accepted accounting principals, consistently applied; and provided, further that it pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien or other encumbrance that may have attached as security therefore;

(f) use its best efforts to obtain all authorizations, consents, waivers, approvals or other actions and to make all filings and applications necessary or desirable to consummate the transactions contemplated hereby (including without limitation the Merger in accordance with the terms of the Agreement and Plan of Merger) and to cause the conditions to the Company’s obligation to close to be satisfied;

(g) promptly notify the Investor in writing if, to the Company’s or the Parent’s knowledge (i) any of the representations and warranties (together with the Schedule of Exceptions) made by it herein or in any Other Transaction Document cease to be accurate and complete in all material respects, or (ii) it fails to comply with or satisfy any material covenant, condition or agreement to be complied with or satisfied by it hereunder or under any Other Transaction Document;

(h) give notice to the Investor in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting any of them or to which any of them is or becomes a party involving a claim against any of them that could reasonably be expected to result in a Company Material Adverse Effect or a Parent Material Adverse Effect, stating the nature and status of such litigation or proceedings, provided, however, that the Investor shall not be provided with material non-public information;

(i) promptly notify Investor in writing of the occurrence of any Default or Event of Default under the Debentures or a breach of any term of this Agreement or any agreement between the Investor and the Company, Parent or any Subsidiary;

(j) maintain in full force and effect policies of insurance with respect to its properties and business against such casualties and contingencies and in such amounts as shall be reasonable and prudent and customary for similar businesses;

(k) comply in all material respects with (i) the applicable laws and regulations wherever its business is conducted, (ii) the provisions of its certificate of incorporation and by-laws, (iii) all material agreements by which it or any of its properties may be bound, and (iv) all applicable decrees, orders, and judgments.

8.8 Stock Listing. When the shares of Parent Common Stock or Company Common Stock, as the case may be, issuable upon exercise of the Warrants and/or conversion of the Debentures and/or the Parent Guaranty are authorized for quotation on Nasdaq or listing on the

New York Stock Exchange (or authorized for listing or quotation on any other national securities exchange or the Over-the-Counter Bulletin Board or the “pink sheets”, as the case may be), keep the shares of Parent Common Stock or Company Common Stock, as the case may be, issuable upon the exercise of the Warrants and/or conversion of the Debentures and/or the Parent Guaranty authorized for quotation on Nasdaq or listing on the New York Stock Exchange (or authorized for listing or quotation on any other national securities exchange or the Over-the-Counter Bulletin Board or the “pink sheets”, as the case may be).

8.9 Negative Covenants Prior to Closing. From and after the date hereof until the occurrence of a Covenant Expiration Event, without the written consent of the Investor, neither the Company nor the Parent shall (and each of them shall cause each of their respective Subsidiaries not to); provided, however, that the provisions of this Section 8.9 as they relate to the Parent shall terminate upon consummation of the Merger in accordance with the terms of the Agreement and Plan of Merger, and shall thereafter apply to the Company (and its Subsidiaries) as the surviving corporation in the Merger:

(a) take any action that would likely result in the representations and warranties set forth herein (other than representations made as of a particular date) becoming false or inaccurate in any material respect (or, as to representations and warranties, which, by their terms, are qualified as to materiality, becoming false or inaccurate in any respect);

(b) take or omit to be taken any action, or permit any of its Affiliates to take or to omit to take any action, which would reasonably be expected to result in a Company Material Adverse Effect or Parent Material Adverse Effect, as applicable;

(c) directly or indirectly, merge or consolidate with any Person (other than the Merger in accordance with the Agreement and Plan of Merger), or sell, transfer, lease or otherwise dispose of all or any substantial portion of its assets in one transaction or a series of related transactions, or amend, alter or modify, its certificate of incorporation or by-laws, except as required by Section 8.10(c) and as may be required by Section 8.1, or change its jurisdiction of organization, structure, status or existence, or liquidate or dissolve itself, other than the dissolution of Parent in connection with the Merger (or suffer any liquidation or dissolution);

(d) (i) increase the compensation or benefits payable or to become payable to its directors, officers or employees other than pursuant to the terms of any agreement as in effect on that date hereof, (ii) pay any compensation or benefits not required by any existing plan or arrangement (including the granting of stock options, stock appreciation rights, shares of restricted stock or performance units) or grant any severance or termination pay to (except pursuant to existing agreements, plans or policies), or enter into any employment or severance agreement with, any director, officer or other employee, or (iii) establish, adopt, enter into, amend or take any action to accelerate rights under any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, savings, welfare, deferred compensation, employment, termination, severance or other employee benefit plan, agreement, trust, fund, policy or arrangement for the benefit or welfare of any directors, officers or current or former employees, except in each case to the extent required by applicable law;

(e) make any loans to its directors, officers or shareholders;

(f) waive, release, assign, settle or compromise any material rights, claims or litigation;

(g) create, incur, assume or suffer to exist, or increase the amount of, any liability for borrowed money, directly or indirectly other than: (i) indebtedness created under the Bridge Note or the Debenture and the Other Transaction Documents, (ii) indebtedness existing on the date hereof, (iii) intercompany debt for fair consideration among the Parent, the Company and the Subsidiaries that is authorized by the Budget and/or the Plan, and (iv) purchase money indebtedness of the Company (including, without limitation, capital leases to the extent secured by purchase money security interests in equipment);

(h) assume, endorse, be or become liable for or guaranty the obligations of any other Person other than the Investor;

(i) directly or indirectly, pay any dividends or distributions on, or purchase, redeem or retire, any shares of any class of its capital stock (other than Parent in connection with the Merger or the accrual of dividends under the Parent’s Series C Preferred Stock as required by the terms of the Parent’s Series C Preferred Stock) or other equity interests or any securities convertible into capital stock, whether now or hereafter outstanding, or make any payment on account of or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of its capital stock or other equity interests, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Company, Parent or any of their respective Subsidiaries;

(j) enter into any transaction (other than the Merger in accordance with the Agreement and Plan of Merger or in accordance with the Budget and any Plan) with any Affiliates or its or any of its Affiliate’s equity holders, directors, officers, employees (including upstreaming and downstreaming of cash and intercompany advances and payments) in an amount in excess of $25,000 in the aggregate or amend any material provision of any agreement with any Affiliate, or waive any material right of the Company, the Parent or any Subsidiary under any such agreement;

(k) at any time create any direct or indirect Subsidiary, enter into any joint venture or similar arrangement or become a partner in any general or limited partnership or enter into any management contract permitting third party management rights with respect to the business of the Company, Parent or any of their Subsidiaries;

(l) cancel any liability or debt owed to it, except for consideration equal to or exceeding the outstanding balance of such liability or debt, and in any event, in the ordinary course of business;

(m) create, incur, assume or suffer to exist, any lien, charge or other encumbrance on any of their or its respective properties or assets now owned or hereafter acquired, except in favor of the Investor;

(n) make any changes in any of its business objectives, purposes, or operations or engage in any business other than that presently engaged in or presently proposed to be engaged in by the Company or the Parent;

(o) issue any capital stock or any security or instrument which, pursuant to its terms, may be converted, exercised or exchanged for capital stock, other than to the Investor and as expressly permitted by Section 8.6(a);

(p) amend the Merger Agreement; or

(q) enter into an agreement to do any of the foregoing.

8.10 Business Combinations.

(a) If any “control share acquisition”, “business combination”, voting restriction or other form of takeover statute or regulation (collectively, “Business Combination Restraint(s)”) is or shall become applicable to the transactions contemplated hereby (including without limitation any of the Transaction Documents or the Merger) the Company’s board of directors shall grant such approvals and take all such actions as are reasonably necessary so that the transactions contemplated hereby (including without limitation any of the Transaction Documents or the Merger) may be consummated as promptly as practical on the terms contemplated hereby and thereby and otherwise act to eliminate the effects of such Business Combination Restraints on the transactions contemplated hereby and thereby, including without limitation taking all action to ensure that the restrictions under Section 203 of the Delaware General Corporation Law (“DGCL”) will not apply to or affect the Investor, its Affiliates or any other shareholder if it is deemed an “interested stockholder” under Section 203 of the DGCL. The Company represents and warrants that it has taken any such actions which were required prior to the execution of this Agreement.

(b) If any Business Combination Restraint(s) is or shall become applicable to the transactions contemplated hereby (including without limitation any of the Transaction Documents or the Merger) the Parent’s board of directors shall grant such approvals and take all such actions as are reasonably necessary so that the transactions contemplated hereby (including without limitation any of the Transaction Documents or the Merger) may be consummated as promptly as practical on the terms contemplated hereby and thereby and otherwise act to eliminate the effects of such Business Combination Restraints on the transactions contemplated hereby and thereby, including without limitation taking all action to ensure that the restrictions Section 203 of the DGCL will not apply to or affect the Investor, its Affiliates or any other shareholder if it is deemed an “interested stockholder” under Section 203 of the DGCL. The Parent represents and warrants that it has taken any such actions which were required prior to the execution of this Agreement.

(c) Within five (5) days following the date hereof, the Company shall file an amendment to its Certificate of Incorporation expressly electing not to be governed by Section 203 of the DGCL. The Parent shall take all necessary action (including, without limitation, voting in favor of or consenting to, as the case may be, the amendment to the Company’s Certificate of Incorporation) to cause the filing of the aforementioned amendment to the Company’s Certificate of Incorporation within five (5) days following the date hereof.

8.11 Voting Agreement. All officers and directors of the Parent who own 300,000 or more shares of Parent Common Stock shall enter into the Voting Agreement in the form annexed hereto as Exhibit L.

9. Conditions to the Investor’s Obligations to Make Advances Under the Debenture. Notwithstanding anything to the contrary contained in the Debentures or in any other instrument or in any agreement between the Investor and the Company and/or the Parent (including without limitation the Debentures), the Investor shall have no obligation to make Advances (as such term is defined in the Debentures), unless:

(a) all of the representations and warranties of the Company in the Debentures are true and correct as if they had been made on the date of the Company’s request for such Advance (the “Funding Date”);

(b) if the Merger shall not yet have been consummated, all of the representations and warranties made by the Company in Article IV and the Parent in Article V of this Agreement shall be true and correct on the Funding Date, as if they had been made on the Funding Date; and, if the Merger shall have been consummated prior to the Funding Date, all of the representations and warranties in Article V shall be deemed to have been made by the Company and shall be true and correct on the Funding Date, as if they had been made by the Company on the Funding Date;

(c) neither the Parent nor the Company is in breach of any agreement between the Company and the Investor or any Affiliate of the Investor on the Funding Date;

(d) no Event of Default (as defined in the Debentures) has occurred prior to the Funding Date;

(e) there has been no Company Material Adverse Effect and, if the Merger shall not yet have been consummated, there has been no Parent Material Adverse Effect, in each case, since the date of this Agreement;

(f) if an Advance is requested under the Bridge Note, the Bridge Note has not been fully converted into Company Common Stock, and if an Advance is requested under the Debenture, the Debenture has not been fully converted into Company Common Stock, in accordance with their respective terms prior to the Funding Date (without regard to any conversion limitations contained therein);

(g) the Maturity Date (as defined in the Debentures, as applicable) of the Bridge Note, if an Advance is requested thereunder, or of the Debenture, if an Advance is requested thereunder, has not occurred prior to the Funding Date;

(h) in the case of the Debenture issued at the Closing, the amount requested in such Advance, together with all other Advances theretofore made under such Debenture does not exceed the aggregate principal amount of such Debenture, and in the case of the Bridge Note, the amount requested in such Advance, together with all other Advances theretofore made under the Bridge Note does not exceed the aggregate principal amount of the Bridge Note;

(i) the making of such Advance does not violate any applicable law, rule or regulation; and

(j) the Company shall have delivered a certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Funding Date, certifying to the fulfillment of the conditions specified in subsections (a) through and including (i) of this Section 9.

10. Survival and Indemnification.

10.1. Survival. All representations, warranties, covenants and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants and agreements as of the date hereof (and as of the Closing Date with respect to the Parent, the Company and the Investor) and shall survive the execution and delivery of this Agreement until the fourth anniversary of the Closing Date, except that (i) the representations and warranties in Sections 4.3, 4.11, 5.3 and 5.11 shall survive indefinitely and (ii) the representations and warranties contained in Sections 4.10, 4.14, 4.16, 5.10, 5.14 and 5.16 shall survive for their applicable statutes of limitation. Notwithstanding the foregoing, any provision of this Agreement which expressly provides for its survival for a specific period of time shall survive in accordance with the terms thereof.

10.2. Indemnification. (a) The Parent and the Company agree to, jointly and severally, indemnify and hold harmless, each holder of Securities or Bridge Securities and its Affiliates and their respective directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement hereof) (collectively, “Losses”) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Parent or the Company under the Transaction Documents or otherwise resulting from any action, claim or proceeding arising out of the matters or transactions contemplated by the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person.

(b) The Investor agrees to indemnify and hold harmless the Parent, the Company and their respective directors, officers, employees and agents, from and against any and all Losses to which the Parent, the Company or any of their respective directors, officers, employees and agents, may become subject as a result of any breach of representation or warranty made by the Investor in Article VI hereof, and will reimburse the Parent, the Company and their respective directors, officers, employees and agents, for all such amounts as they are incurred by them as a result of such breach.

10.3. Conduct of Indemnification Proceedings. Promptly after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which could give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 10.2, such Indemnified Person shall promptly notify the indemnifying party (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to be notified. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Indemnifying Party, on the one hand, and the Indemnified Person, on the other hand, shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, conditioned or delayed, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall, jointly and severally, indemnify and hold harmless such Indemnified Person from and against any Loss by reason of such settlement or judgment. Without the prior written consent of the Indemnified Person, the Indemnifying Party shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding and all matters related thereto.

11. Miscellaneous.

11.1. Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the other party hereto, except that without the prior written consent of the Parent or the Company, but after notice duly given, the Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some portion or all of its Securities in a private transaction. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

11.2. Counterparts; Faxes. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

11.3. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

11.4. Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given only upon delivery to each party to be notified by (i) personal delivery, (ii) telex or telecopier, upon receipt of confirmation of complete transmittal, or (iii) a nationally recognized overnight air courier, addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten (10) days’ advance written notice to the other party:

If to the Parent or the Company:

79 T.W. Alexander Drive

4401 Research Commons, Suite 200

Research Triangle Park, North Carolina 27709

Attn: Clayton I. Duncan

Telephone: 919.558.8688

Facsimile: 919.544.1245

with a copy to:

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, North Carolina 27607

Attn: Larry E. Robbins, Esq.

Telephone: 919.781.4000

Facsimile: 919.781.4865

If to the Investor:

Goodnow Capital, L.L.C.

c/o Xmark Fund, Ltd. and Xmark Fund, L.P.

152 West 57th Street. 21st Floor

New York, New York 10019

Attn: David Cavalier

Telephone: 212.247.8200

Facsimile: 212.247.1329

with a copy to:

Lowenstein Sandler PC

65 Livingston Avenue

Roseland, New Jersey 07068

Attn: John D. Hogoboom, Esq.

Telephone: 973.597.2500

Facsimile: 973.597.2400

11.5. Expenses. The Company shall pay (i) the fees and expenses of counsel to the Investor in connection with the preparation and negotiation of the Transaction Documents and all matters relating to the offer and sale of the Warrants and the Debenture to the Investor, and in connection with the enforcement of Investor’s rights under the Transaction Documents and (ii) the fees and expenses of the technical consultant to the Investor, Shayne Gad, in an amount not to exceed Five Thousand Dollars ($5,000) per month for the period commencing on the date of his engagement and expiring on the date which is thirty (30) days following the date the first human is dosed in a Food and Drug Administration approved safety trial for AEOL-10150.

11.6. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of all of the parties. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Investor, each future holder of the Securities and the Bridge Securities, and the Company.

11.7. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

11.8. Entire Agreement. This Agreement, including the Exhibits and Schedules hereto, the Other Transaction Documents and the Bridge Note constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

11.9. Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

11.10. Applicable Law; Jurisdiction; Venue. This Agreement and the Other Transaction Documents, and all matters arising directly or indirectly hereunder or thereunder, shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the choice of law principles thereof. Any legal action, suit or proceeding arising out of or relating to this Agreement, the Other Transaction Documents or the transactions contemplated hereby or thereby shall only be instituted, heard and adjudicated (excluding appeals) in a state or federal court located in the Southern District of New York, and each party hereto knowingly, voluntarily and intentionally waives any objection which such party may now or hereafter have to the laying of the venue of any such action, suit or proceeding, and irrevocably submits to the non-exclusive personal jurisdiction of any such court in any such action, suit or proceeding. Service of process in connection with any such action, suit or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.

11.11 WAIVER OF JURY TRIAL. THE PARTIES HERETO DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING ALL APPLICABLE LAWS. THEREFORE, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN OR AMONG THEM ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

11.12 Specific Performance. Notwithstanding anything in any of the Transaction Documents to the contrary, with respect to the issuance of any Securities upon exercise of, conversion of or otherwise pursuant to, any of the Transaction Documents, as the case may be, the Investor, and its successors and assigns, shall be entitled, in addition to all other rights and remedies that may be available at law or in equity, to the remedy of specific performance in a summary proceeding if the Parent, the Company or other issuer of such Securities, as applicable, shall fail to timely issue and deliver any such Securities in accordance with the terms of the applicable Transaction Document.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

The Company:	INCARA, INC.

By:
Name:
Title:

The Parent:	INCARA PHARMACEUTICALS CORPORATION

By:
Name:
Title:

The Investor:	GOODNOW CAPITAL, L.L.C.

By:
Name:
Title: